EXHIBIT 10.23

                              ACQUISITION AGREEMENT

1.       PARTIES

         1.1      OPTRON  (PTY) LTD
                  Registration Number: 1986/004887/07 duly represented by TREVOR VENTER in his capacity as Director, he being duly authorised hereto (hereinafter referred to as the "PURCHASER")

         1.2      NANINI 209 CC TRADING AS SURETRACK
                  Registration Number: CK2001/006364/23 duly represented by WILLIAM BRIAN MCKENZIE in his capacity as the sole member of the corporation, he being duly authorised hereto (hereinafter referred to as the "SELLER")

         1.3      WILLIAM BRIAN MCKENZIE
                  Identity Number: 670816 5089 80 9 (hereinafter referred to as the "MCKENZIE")

2.       DEFINITIONS

         In THIS AGREEMENT unless inconsistent with the context, the following terms and expressions shall have the meanings assigned to them hereunder namely:-

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         2.1      "ASSETS" all assets of the SELLER including but not limited to
                  :-

                  (a)      the BUSINESS;

                  (b)      the goodwill of the BUSINESS;

                  (c)      the TRADE NAME;

                  (d)      the INTELLECTUAL PROPERTY;

                  (e)      the stock of the BUSINESS as at the EFFECTIVE DATE;

                  (f) all files, documents, records and information relating to the BUSINESS and necessary to conduct the BUSINESS, including the names and addresses of its customers and suppliers and its financial records;

                  (g) all furniture, equipment, fixtures, fittings, motor vehicles, computers and related equipment on the PREMISES and/or used in the BUSINESS on the EFFECTIVE DATE including (but not necessarily limited to) the items reflected in Annexure "A" hereto;

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                  (h)      all amounts owing to the SELLER by the debtors of the
                           BUSINESS as at the EFFECTIVE DATE;

                  (i) all work in progress and pending orders as at the EFFECTIVE DATE;

                  (j) all cash on hand and standing to the credit of the SELLER in its banking account in respect of the BUSINESS as at the EFFECTIVE DATE;

         2.2 "ASSUMED RIGHTS
             AND OBLIGATIONS"       the rights and such  obligations (as are not
                                    stipulated  as being  excluded  in  Annexure
                                    "B") arising from the agreements that will be listed during the due diligence process referred to clause 5 below and be annexed hereto as Annexure "B" hereto;

         2.3 "BUSINESS"             the   business   of   developing,   selling,
                                    supplying,     installing,     implementing,
                                    integrating,   maintaining   and   servicing
                                    computer    software    and    hardware   or
                                    application in the  earthmoving,  transport,
                                    aeronautical   and   telemetry    industries
                                    (including the sale of airtime) carried on by the SELLER from the PREMISES, which BUSINESS, as at the EFFECTIVE DATE, the DATE
                                    HEREOF and the CLOSING DATE was, is and will be conducted under the name and style of SURETRACK;

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         2.4 "CLOSING DATE"         a date to be agreed upon between the PARTIES
                                    which  shall not be later than 10 (ten) days
                                    after    fulfillment   of   the   suspensive
                                    conditions referred to in clause 4 below;

         2.5 "DATE HEREOF"          the date on  which  THIS  AGREEMENT  is duly
                                    signed by or on behalf of all THE PARTIES hereto, and if not so signed on the same date then the date of the last signature hereto;

         2.6 "EFFECTIVE DATE"       15 July 2004 notwithstanding the DATE HEREOF
                                    or the CLOSING DATE;

         2.7 "EFFECTIVE DATE
             ACCOUNTS"              the  financial  statements of the SELLER for
                                    the  financial  year ending 29 February 2004
                                    duly signed and  certified  by the  SELLER'S
                                    accounting   officer   accompanied   by  the
                                    financial statements and accounts of the SELLER as at and for the period commencing on 1 March 2004 and ending at close of business on the day immediately preceding the EFFECTIVE DATE signed by MCKENZIE in his personal capacity as well as on behalf of the SELLER.

         2.8 "INTELLECTUAL
             PROPERTY"              all the SELLER'S  confidential  business and
                                    affairs  and  technical  information,  data,
                                    copyright  licenses and documents  necessary
                                    or  useful  for  the   carrying  on  of  the
                                    BUSINESS which shall include, but shall not be limited to :-


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                                    (a)      formulae,   operating   procedures,
                                             installation  procedures,   control
                                             procedures,         specifications,
                                             operating  personnel  requirements,
                                             operating    manuals,    equipment,
                                             trademarks,  brand names,  patents,
                                             designs,  know-how,  techniques and
                                             technology;

                                    (b)      all  copyright  in such  documents,
                                             procedures and  specifications  and
                                             all  licences  in  respect  of such
                                             copyright;

                                    (c)      any  other  INTELLECTUAL   PROPERTY
                                             rights,    technical    data    and
                                             documents  in whole or in part used
                                             by the  SELLER  in  respect  of the
                                             BUSINESS;

                                    (d)      the   SELLER'S   internal   control
                                             systems,  including  accounting and
                                             administrative systems, relating to
                                             the BUSINESS;

                                    (e)      financial  or other  details of the
                                             SELLER'S   relationships  with  the
                                             clients,    business    associates,
                                             independent     contractors     and
                                             consultants    of   the   BUSINESS,
                                             wherever situate;

                                    (f)      knowledge of and/or  influence over
                                             the clients,  business  associates,
                                             independent     contractors     and

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                                             consultants    of   the   business,
                                             wherever situate;

                                    (g)      details of the financial  structure
                                             and   operating   results   of  the
                                             BUSINESS;

                                    (h)      the SELLER'S  contractual  or other
                                             arrangements or understandings with
                                             others  with  whom it has  business
                                             associations  of whatsoever  nature
                                             in relation to the BUSINESS;

                                    (i)      the    SELLER'S     policies    and
                                             strategies    relating    to    the
                                             BUSINESS;

                                    (j)      knowledge    of   and/or    details
                                             concerning  expertise and practices
                                             used by the SELLER in  relation  to
                                             the BUSINESS and its operations and
                                             with regard to its services;

                                    (k)      the  SOFTWARE,   copyright  in  the
                                             SOFTWARE   and  all   licences   in
                                             respect of such copyright;

         2.9 "LIABILITIES"          any  and  all  liabilities  of  the  SELLER,
                                    whether   pertaining   to  the  BUSINESS  or
                                    otherwise as at the EFFECTIVE DATE owed by the SELLER, including any and all contingent or accessory liabilities;

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         2.10 "MCKENZIE"            William  Brian  McKenzie,  Identity  Number:
                                    670816 5089 80 9, an adult male with full legal capacity;

         2.11 "PARTIES"             the SELLER, the PURCHASER and MCKENZIE;

         2.12 "PREMISES"            the  premises  from  which the  BUSINESS  is
                                    conducted, situate at 330 Cradock Avenue, Lyttelton, Centurion;

         2.13 "PUBLICO"             Cetalon   Corporation   Incorporated  or  an
                                    alternative  suitable company  (corporation)
                                    whose   securities   can  be  quoted  on  an
                                    internationally recognized stock exchange or quotation medium and which will accordingly be publicly tradeable;

         2.14 "PURCHASER"           Optron  (Pty)  Ltd,   Registration   Number:
                                    1986/004887/07,  a company  duly  registered
                                    and  incorporated   with  limited  liability
                                    according   to  the  Company   Laws  of  the
                                    Republic of South Africa;

         2.15 "SELLER"              Nanini   209  CC   trading   as   SureTrack,
                                    Registration  Number:  CK2001/006364/23,   a
                                    close   corporation   duly   registered   in
                                    accordance with the Close Corporation Laws of the Republic of South Africa;

         2.16 "SOFTWARE"            (a)      all computer programs  developed by
                                             and/or used in connection  with the

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                                             BUSINESS  and  all  source   codes,
                                             listings, development materials and
                                             descriptive, user, dealer and other
                                             documentation      and     relevant
                                             literature   relating   to   and/or
                                             associated    therewith   and   all
                                             enhancements and deritives  thereof
                                             together    with    any   and   all
                                             improvements,        modifications,
                                             discoveries, technical information,
                                             copyright       and       copyright
                                             applications,    know-how,    trade
                                             marks,   trade   names,    designs,
                                             licences   and   licensing   rights
                                             relating   to  and/or  in   respect
                                             thereof;

                                    (b)      Without  limiting the generality of
                                             the    aforestated   the   software
                                             developed by CSS Software Solutions
                                             (Pty)  Ltd  and  all  source  code,
                                             development      materials      and
                                             documentation related thereto known
                                             and described as :-

                                             (i)   GTMS   (Global   Telemetry
                                                   Monitoring System);

                                             (ii)  GTMS.Air (Global  Telemetry
                                                   Monitoring System.Air);

                                             (iii) SAMMS (Satellite Assisted
                                                   Machine Management System);

                                             (iv)  MAP-Engine;

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                                             (v)   VAR PPC Interface;

                                             (vi)  AT07 and GTMSSSF

                                             which  will  be  fully  documented,
                                             described and particularized on CDs
                                             that the  SELLER  shall  provide to
                                             the   PURCHASER   as  part  of  the
                                             technical due  diligence  envisaged
                                             pursuant  to  clause 5  hereof  and
                                             which   shall   comply   with   the
                                             functional       and      technical
                                             specifications  to be  provided  by
                                             the SELLER to the PURCHASER;

         2.16 "TRADE NAME"          the name "SURETRACK";

3.       INTRODUCTION

         WHEREAS:

         3.1 The SELLER wishes to sell the BUSINESS and the ASSETS to the PURCHASER who wishes to purchase the same.

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS :

4.       SUSPENSIVE CONDITIONS

         4.1 This agreement is subject to and conditional upon fulfillment of the following suspensive conditions :-

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                  4.1.1    The due  diligence  investigation(s)  referred  to in
                           clause 5 being carried out to the satisfaction of the PURCHASER;

                  4.1.2 The SELLER procuring and furnishing the PURCHASER with a software assignment agreement in the form and format of the document annexed hereto as Annexure "C" duly signed and executed by CSS Software Solutions
                           (Pty) Ltd and the persons jointly referred to therein as "THE ASSIGNOR";

                  4.1.3 the SELLER providing the PURCHASER with documentary proof to the PURCHASER'S satisfaction and as the PURCHASER may reasonably require that the agreements referred to in Annexure "B" and the INTELLECTUAL PROPERTY are ceded, assigned and made over unto and in favour of the PURCHASER, free of liability or encumbrance;

                  4.1.4 All necessary and required approvals being obtained from the regulatory authorities including but not limited to the Exchange Control Department of the South African Reserve Bank.

                  4.1.5 MCKENZIE signing and executing a restraint of trade and confidentiality undertaking substantially in the form and format of Annexure "D" hereto.

                  4.1.6 MCKENZIE entering into a contract of employment with the PURCHASER for a minimum period of 3 (three) years substantially in the form and format of Annexure "E" hereto.

         4.2 In the event of the suspensive conditions referred to in clauses 4.1.1 to 4.1.6 not being fulfilled within 30 (thirty) days of the DATE HEREOF or any extension of such period in terms of clause 4.5, the PURCHASER shall be entitled, by written notice to the SELLER, to declare this agreement of no

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                  further  force or effect  whatsoever,  in which event no party shall have any claim of any nature whatsoever against the other as a result thereof save that the STATUS QUO ANTE shall be restored.

         4.3 The suspensive conditions contained in clauses 4.1.1 to 4.1.6 have been inserted herein solely for the benefit of the PURCHASER who may by notice in writing to the SELLER at any time prior to the expiry of the period referred to in clause
                  4.2 or any extension thereof in terms of clause 4.5 waive compliance with the whole of or any part of any one or more of such conditions.

         4.4 The PURCHASER may at any time before the expiry of the period referred to in clause 4.2 agree in writing to the extension of such period.

5.       DUE DILIGENCE

         5.1 The PURCHASER shall conduct such due diligence investigations, including but not necessarily limited to a financial, technical, legal and operational due diligence as the PURCHASER may in its sole and absolute discretion require on and in respect of the SELLER and its BUSINESS.

         5.2 The SELLER undertakes to co-operate fully with the PURCHASER and its representatives and to make available to the PURCHASER, its directors, employees, attorneys, auditors and/or authorized representatives during normal business hours all such documents, agreements, reports, printouts, financial statements, management accounts, income tax assessments and returns and all other records, information and documentation as the PURCHASER and/or any of its authorized representatives may require for purposes of the due diligence and any

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                  failure on the part of the SELLER to comply  herewith shall be deemed to be a breach of a material term or condition of this agreement by the SELLER.

         5.3 The PURCHASER shall (if the transaction set out in this agreement does not become unconditional pursuant to the suspensive conditions contained in clause 4 not being met) keep secret and confidential and not disclose to any person any information of and concerning the business and the seller's affairs that it may acquire as a result of the due diligence investigation and shall not disclose such information to any third party or use any such information for its own benefit unless such information comes into the public domain otherwise than as a result of the breach of the PURCHASER of its obligations in terms of this clause.

         5.4 As soon as reasonably possible after the agreement ceases to be of any further force and effect as provided for in clause 4 the PURCHASER shall return and cause to be returned to the SELLER all books, records and other documents that will have been furnished to it and its representatives for the purposes of the due diligence investigation and shall surrender to the SELLER all copies of such documents that may have been made for the purposes of such due diligence investigation.

         5.5 The PURCHASER shall provide the SELLER with written notice upon completion of the due diligence investigation stating that same have been concluded to the PURCHASER'S satisfaction or not to the PURCHASER'S satisfaction and the PURCHASER shall not be obliged to state any reasons in such notice should it notify the SELLER that the due diligence was not concluded to its satisfaction.

         5.6 If the PURCHASER is satisfied with the results of the due diligence investigation(s), that fact shall not detract from any warranty or indemnity given by the SELLER and/or MCKENZIE to the PURCHASER in terms of this

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                  agreement,  all of  which  warranties  and  indemnities  shall remain of full force and effect in accordance with the provisions of this agreement, notwithstanding the satisfactory completion of such due diligence investigation(s) by the PURCHASER.

         5.7 Without derogating from the provisions of clauses 5.1 to 5.6 above and without limiting the generality thereof, it is agreed that, in respect of the SOFTWARE :-

                  (a)      the  SELLER   shall   provide  the   PURCHASER   with
                           functional specifications in respect of the SOFTWARE to the satisfaction of the PURCHASER;

                  (b) the PURCHASER shall be provided with the source code and the like in order to enable the PURCHASER to run such checks and verifications as the PURCHASER may deem necessary with a view to establishing whether or not and to what extent the SOFTWARE complies with the functional specifications.

                  (c) The PURCHASER shall thereafter notify the SELLER in writing of all respects in which the SOFTWARE fails to comply fully or adequately with the functional specifications.

                  (d) The SELLER shall be and remain liable and obligated to ensure that any such deficiencies in the SOFTWARE shall be remedied and rectified within such time periods as the SELLER and the PURCHASER will agree to in writing at the time.

                  (e) The above provisions of this clause 5.7 shall apply MUTATES MUTANDIS to and in respect of the technical specifications of the SOFTWARE.

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6.       SALE AND PURCHASE

         6.1 The SELLER hereby sells to the PURCHASER who hereby purchases from the SELLER with effect from the EFFECTIVE DATE the BUSINESS together with all the ASSETS as a going concern and together with all rights necessary for the continuation of the BUSINESS by the PURCHASER, upon the terms and conditions and the warranties and representations and undertakings set forth in this agreement.

         6.2 The sale and purchase provided for in this agreement expressly exclude the SELLER'S LIABILITIES.

7.       VALUE ADDED TAX

         7.1      The parties record that :-

                  7.1.1 The SELLER is registered as a vendor under the Value Added Tax Act;

                  7.1.2 The PURCHASER is registered as a vendor under the Value Added Tax Act;

         7.2 The SELLER and MCKENZIE warrants that as at the EFFECTIVE DATE and the CLOSING DATE the BUSINESS was and will continue to be :-

                  7.2.1    an enterprise capable of separate operation;

                  7.2.2    an income earning activity;

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         7.3      The  PURCHASER  records that it intends to continue to operate the business uninterruptedly with effect from the EFFECTIVE date.

         7.4 If for any reason the transaction contemplated in this agreement is not zero rated for VAT, the PURCHASER shall be liable for payment of any VAT in addition to the purchase price referred to in clause 8.

8.       PURCHASE PRICE AND PAYMENT

         8.1 Subject to such adjustments as may be required pursuant to this AGREEMENT the total purchase price payable by the PURCHASER to the SELLER for the BUSINESS and the ASSETS shall be an amount of R7.8 million (Seven Million Eight Hundred Thousand Rand), which shall be allocated in the following manner :-

                  8.1.1 in respect of the ACCOUNTS RECEIVABLE the amount of R1 900 000,00 (One Million Nine Hundred Thousand
                           Rand);

                  8.1.2 in respect of the business name the amount of R100 000,00 (One Hundred Thousand Rand);

                  8.1.3    in respect  of the  ASSUMED  RIGHTS  AND  OBLIGATIONS
                           (including unexecuted or partially executed orders) the amount of R520 000,00 (Five Hundred and Twenty Thousand Rand);

                  8.1.4 in respect of the fixed assets in the amount of R130 000,00 (One Hundred and Thirty Thousand Rand;

                  8.1.5 in respect of the goodwill the amount of R150 000,00 (One Hundred and Fifty Thousand Rand);

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                  8.1.6    in  respect  of the  SOFTWARE  the  amount  of R5 000
                           000,00 (Five Million Rand);

         8.2 The purchase price referred to in clause 8.1 shall be discharged as follows:-

                  8.2.1 the PURCHASER shall effect payment to the SELLER of :-

                           (a)      R1.9   million  (One  Million  Nine  Hundred
                                    Thousand Rand) on the CLOSING DATE;

                           (b) R1 million (One Million Rand) on the first anniversary of the CLOSING DATE;

                           (c) R1 million (One Million Rand) on the second anniversary of the CLOSING DATE;

                  8.2.2 The balance in the sum of R3.9 million (Three Million Nine Hundred Thousand Rand) by way of the PURCHASER procuring the issuing in favour of the SELLER of so many shares (common stock) in the issued share capital of PUBLICO at an issue price of 3 USD per share as are equivalent in value to the sum of R3.9 million (Three Million Nine Hundred Thousand Rand) based on the Rand/Dollar exchange rate prevailing at the EFFECTIVE DATE.

                  8.2.3    The shares (common stock) referred to in clause 8.2.2
                           :-

                           (a) shall be endorsed and bear such legend(s) as may be reasonably necessary and required to give effect to this agreement, including but not necessarily limited to such endorsement and/or legend(s) as will pertain to restrictions

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                                    on   the   sale   thereof   and/or   to  the
                                    satisfaction   of   the   Exchange   Control
                                    Department  of  the  South  African  Reserve
                                    Bank;

                           (b) 50% thereof may not be traded, sold, transferred or otherwise alienated or encumbered for a period of 24 (twenty four) months from the EFFECTIVE DATE and the remaining 50% for a period of 36 (thirty six) months after the EFFECTIVE DATE.

                           (c) The share certificates shall be placed and kept in trust by auditors or attorneys to be agreed upon between the parties pending the expiry of the periods referred to in clause 8.2.3(b) above.

         8.3 In the event that the issuing of shares as envisaged and provided for in clause 8.2.2 cannot and does not occur by not later than 31 December 2004, the amount of R3.9 million (Three Million Nine Hundred Thousand Rand) referred to in clause
                  8.2.2 above shall be discharged by the PURCHASER effecting payment to the SELLER of the said sum of R3.9 million (Three Million Nine Hundred Thousand Rand) by not later than 31 January 2005.

         8.4 The SELLER and MCKENZIE shall procure that so many of the shares of PUBLICO referred to in clause 8.2.2 above as would be equal in value to 1% of the total purchase price stipulated in clause 8.1 will be allocated to the SELLER'S employees referred to in clause 15 below by way of "retention bonuses" to be received by such employees on condition that they remain employed by and with the PURCHASER for not less than one year following the EFFECTIVE DATE. The PURCHASER undertakes to procure that shares of PUBLICO equal in number or in value to that to be allocated by the SELLER towards the SELLER'S employees retention bonuses shall be allocated for such purpose

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9.       DELIVERY

         On and with effect from 15 July 2004 and notwithstanding the EFFECTIVE DATE and the CLOSING DATE the SELLER shall deliver to the PURCHASER :-

         9.1 all the ASSETS together with all documents and certificates recording the SELLER'S rights in respect of or relating to the ASSETS, and all documents, duly completed, as may be necessary to effect cession and transfer of all rights in respect of the ASSETS to the PURCHASER.

         9.2 copies of all books of account, fixed asset registers, stock records, contracts, vouchers and all other documents and records relating to the BUSINESS and thereafter permit reasonable access to the originals thereof by the PURCHASER.

         9.3 all licence and registration certificate and current licence receipts in respect of all motor vehicles comprising part of the ASSETS, whether such vehicles are on lease, instalment sale or otherwise, together with all documents, duly signed and completed by the transferor and roadworthy certificates to enable the PURCHASER to effect transfer of the registration and licensing of such motor vehicles into its own name or that of its nominee.

10.      EFFECTIVE DATE ACCOUNTS

         10.1     The EFFECTIVE DATE ACCOUNTS shall :-

                  10.1.1 be prepared on the same basis and in accordance with the same principles as applied to the preparation of the previous financial statements of the BUSINESS and generally prepared and audited in accordance with sound and generally accepted accounting principles;

                  10.1.2   contain a fair reflection as at EFFECTIVE DATE;

                  10.1.3   accurately reflect :-

                           10.1.3.1 the assets and liabilities,  whether actual,
                                    contingent or otherwise of the BUSINESS, and record by way of a note the nature of any contingent liability;

                           10.1.3.2 the trading  results of the BUSINESS for the
                                    accounting period ended at close of business
                                    on  the  day   immediately   preceding   the
                                    EFFECTIVE DATE;

                           10.1.3.3 as a liability of the BUSINESS provision for
                                    staff leave and other similar accounts in each case whether accrued or not in respect of all periods up to the EFFECTIVE DATE;

                  10.1.4 be adjusted so as to exclude any goodwill or other intangible assets other than claims against debtors and pre-payment of expenses;

                  10.1.5 reflect any stock on hand at not more than the lowest of cost, net realisable value (due account being taken for slow moving, damaged, redundant and obsolescent stock) and the value determined on the basis applied in the preparation of the audited financial statements of the BUSINESS in respect of previous years;

                  10.1.6 reflect fixed assets at the original cost thereof to the BUSINESS, less accumulated depreciation calculated at the rates and on the basis previously applied to the BUSINESS' fixed assets.

                  10.1.7 be delivered to the PURCHASER by the SELLER as soon as they have been prepared and signed, but in any event within 30 days from the DATE HEREOF;

         10.2 The PURCHASER shall be entitled, at its own cost, to cause the PURCHASER'S auditors to investigate and verify all or any part of the EFFECTIVE DATE ACCOUNTS. Any differences in regard to the EFFECTIVE DATE ACCOUNTS between the SELLER'S auditors on the one hand and the PURCHASER'S auditors on the hand shall be determined MUTATIS MUTANDIS in accordance with the dispute resolution provisions contained in this agreement.

11.      ADJUSTMENT ACCOUNT

         11.1 The SELLER shall at its own expense cause to be prepared an adjustment account, which account, duly certified by the SELLER'S auditors, shall be delivered by the SELLER to the PURCHASER simultaneously with the EFFECTIVE DATE accounts. Such adjustment account shall reflect :-

                  11.1.1 all insurance premiums, licences and other expenses of the BUSINESS prepaid by the SELLER as at the EFFECTIVE DATE;

                  11.1.2 all amounts (if any) as are held on behalf of the BUSINESS in respect of deposits for electricity and water charges and the like as at the EFFECTIVE DATE;

                  11.1.3 all accrued charges as shall be owing by the BUSINESS as at close of business on the day immediately preceding the EFFECTIVE DATE in respect of any period prior to the EFFECTIVE DATE;

         11.2 In the said adjustment account the SELLER'S auditors shall debit the PURCHASER with those amounts referred to in clause
                  11.1.1 and 11.1.2 and shall credit the PURCHASER with those amounts referred to in clause 11.1.3.

         11.3 The net amount due to the PURCHASER or the SELLER in terms of the adjustment account shall be paid as follows :-

                  11.3.1 if due by the PURCHASER, within 7 (seven) days of the date of delivery of the adjustment account, failing which the PURCHASER shall pay interest on the amount so due at the prime rate calculated from the date of delivery of the adjustment account until the date of payment of the amount due;

                  11.3.2 if due by the SELLER, on the date of delivery of the adjustment account, failing which the SELLER shall pay interest on the amount so due at the prime rate calculated from the date of delivery of the adjustment account until the date of payment of the amount due.

12.      LIABILITIES

         Save for the LIABILITIES stipulated in Annexure "B" hereto, for which LIABILITIES the PURCHASER shall be liable :-

         12.1 the BUSINESS and the ASSETS are sold free of LIABILITIES as at the EFFECTIVE DATE;

12.2 the SELLER shall be liable for and undertakes to pay all the LIABILITIES of the BUSINESS, the cause of action which accrued before the EFFECTIVE DATE and the SELLER and MCKENZIE do hereby jointly and severally indemnify the PURCHASER against any claim which may be made against the PURCHASER in respect of such LIABILITIES.

13.      SECTION 34 OF INSOLVENCY ACT

         The sale of BUSINESS provided for and envisaged in this agreement shall be advertised as provided for and envisaged in Section 34 of the Insolvency Act by the PURCHASER and at the PURCHASER'S expense.

14.      DEBTORS

         14.1 The PURCHASER shall attend to collection of all debts due to the BUSINESS on the EFFECTIVE DATE, using its normal debt collection procedures.

         14.2 In the event of any debts due to the BUSINESS on the EFFECTIVE DATE not having been recovered in full within 120 (one hundred and twenty) days from the CLOSING DATE the PURCHASER shall procure that the rights of the BUSINESS to all such amounts still outstanding are ceded to the SELLER who shall be obliged, against such cession, to pay to the BUSINESS the capital amount outstanding in respect of such debts.

15.      STAFF (PRIVATE)

         The  PURCHASER  shall,   with  effect  from  the  CLOSING  DATE,  offer
         employment to all 11 (eleven) of the employees who were employed in the BUSINESS as at the EFFECTIVE

         DATE and who are still so employed on the CLOSING DATE on terms and conditions that are on the whole not less favourable to the employees than those on which they were employed by the SELLER as envisaged in terms of Section 197(3)(a) of the Labour Relations Act 66 of 1995.

16.      MCKENZIE'S EMPLOYMENT

         16.1 It is recorded that the employment by the PURCHASER of MCKENZIE for a minimum period of 3 (three) years is an integral part of the transaction envisaged and provided for in this AGREEMENT and fundamental thereto.

         16.2     In the event that :-

                  16.2.1 MCKENZIE terminates his contract of employment with the PURCHASER; or

                  16.2.2 MCKENZIE'S employment with the PURCHASER is lawfully terminated by the PURCHASER in consequence of misconduct on part of MCKENZIE, and not in consequence of a retrenchment by reason of a change in operational circumstances;

                  at any time prior to the expiry of a minimum period of three years from the EFFECTIVE DATE, then :-

                  (a) the PURCHASER shall be relieved from and shall have no further liability to the SELLER for and in respect of the discharge or payment of the purchase price in terms of clause 8.2 and/or 8.3 outstanding as at the date of such termination of MCKENZIE'S employment;

                  (b) any of the shares (common stock) issued in terms of clause 8.2.2 above that have not become tradeable in terms of clause 8.2.3(b) above as at the date of such termination of MCKENZIE'S employment shall be forfeited by MCKENZIE.

17.      SELLER'S RESTRAINT OF TRADE

         17.1 The SELLER agrees to a restraint of trade undertaking unto and in favour of the PURCHASER to ensure that the SELLER will be precluded from carrying on certain activities which would be harmful to the BUSINESS of the PURCHASER and which would result in the PURCHASER potentially suffering considerable economic prejudice including loss of custom and goodwill.

         17.2 The SELLER undertakes and warrants unto and in favour of the PURCHASER, its successors-in-title and assigns that for a period of 36 (thirty six) months from the EFFECTIVE DATE, it will not directly or indirectly solicit or attempt to do business with any of the clients that form part of the business being acquired by the PURCHASER and that it will not anywhere in the Republic of South Africa be directly or indirectly interested in, engaged, concerned or associated with, whether as proprietor, partner, shareholder, consultant, contractor, financier, principal, agent, representative, assistant, advisor, administrator or otherwise in any company, close corporation, firm, business undertaking, concern or other association of any nature which directly or indirectly carries on the same or similar business as that forming the subject matter of THIS AGREEMENT and/or conducted by the PURCHASER.

18.      ASSUMPTION AND ASSIGNMENT OF RIGHTS AND OBLIGATIONS

         18.1 The SELLER hereby cedes, assigns and transfers its right, title, interest and obligations in and to the the assumed rights and obligations to the

                  PURCHASER and the PURCHASER hereby accepts such assignment and assumes the rights and obligations of the SELLER arising from and related thereto.

         18.2 In the event that any consent or undertaking of any third party is a prerequisite or requirement of a legally effective and enforceable assignment and/or assumption contemplated hereunder, the SELLER shall seek such consent or undertaking and the SELLER and the PURCHASER hereby agree to enter into and sign all documents reasonably necessary to give effect to the assignment or assumption referred to herein.

         18.3 If the SELLER is unable to procure such assignment, then inter partes the PURCHASER shall be entitled to the benefit of all such agreements and shall comply with the SELLER'S obligations thereunder on the SELLER'S behalf.

         18.4 The PURCHASER hereby undertakes to perform all obligations assumed hereunder and hereby indemnifies and holds the SELLER harmless against any and all claims, damages or costs arising in respect thereof.

19.      WARRANTIES

         19.1 The SELLER and MCKENZIE jointly and severally gives and makes to the PURCHASER the warranties, undertakings and representations ("THE WARRANTIES") set out in Annexure "F" on the basis that this agreement is entered into by the PURCHASER relying on the WARRANTIES, each of which is:-

                  19.1.1 deemed to be a representation of fact inducing the PURCHASER to enter into this AGREEMENT; and

                  19.1.2 presumed to be material unless the contrary is proved.

         19.2 Insofar as any of THE WARRANTIES is promissory or relates to a future event, it shall be deemed to have been given as at the due date of fulfillment of the promise or for the happening of the event, as the case may be.

20.      INDEMNITIES

         20.1 Without prejudice to any of the rights of the PURCHASER arising from any of the other provisions of this AGREEMENT, the SELLER and MCKENZIE hereby jointly and severally indemnify and hold the PURCHASER harmless against all loss, liability, damages (including consequential damages) or expense which the PURCHASER may suffer as a result of or which may be attributable to :-

                  20.1.1 any material breach of any of THE WARRANTIES set out in Annexure "F" hereto;

                  20.1.2 any liabilities of THE BUSINESS whether actual, potential or contingent, arising prior to the EFFECTIVE DATE (which liabilities and contingent liabilities shall include any liability for assessed or unassessed taxation) not fully or adequately provided for in the EFFECTIVE DATE ACCOUNTS;

                  20.1.3 any claims or liabilities (including, but without limitation, claims or liabilities in consequential loss) as a result of any breach of any contract if such breach occurred before the EFFECTIVE DATE to the extent that they are not brought to account as a liability or not fully or adequately provided for in the EFFECTIVE DATE ACCOUNTS;

                  20.1.4 any disputes or litigation, if the cause of action of such dispute or litigation arose before the EFFECTIVE DATE, or that portion of the contract to which the dispute or litigation relates was carried out before the EFFECTIVE DATE, and notwithstanding that such contracts may have been completed, to the extent that the loss, liability, damage or expense was not brought to account as a liability or was not fully or adequately provided for in the EFFECTIVE DATE ACCOUNTS.

                  20.1.5 All tax and stamp duty and other penalties and interest of every nature which may be levied upon or become payable by the PURCHASER as owner of the BUSINESS or by the BUSINESS as a result of re-opening by the South African Revenue Services of any tax assessment of any nature whatever for any period up to and including the EFFECTIVE DATE or the disallowance of any expenditure claimed in the EFFECTIVE DATE accounts. This shall apply MERO MOTU to VAT, PAYE, UIF, Worksmen's Compensation, Skills Development Levies, RSC Levies and the like.

         20.2 If any claim is made against THE BUSINESS in respect of any of the matters referred to in clause 20.1 and the liability or claim has not been reflected or provided for, whether adequately, fully or at all in the EFFECTIVE DATE ACCOUNTS, then :-

                  20.2.1 the PURCHASER shall without delay give written notice to the SELLER of such claim to enable the SELLER either to discharge timeously and without cost to the PURCHASER or THE BUSINESS or to take steps to resist the claim; and

                  20.2.2 the SELLER shall be entitled to resist such claim in the name of THE BUSINESS, provided that :-

                           (a) the proceedings in regard thereto shall be controlled jointly by the PURCHASER and the SELLER at the SELLER'S entire expense; and

                           (b) the SELLER and MCKENZIE, jointly and severally indemnify the PURCHASER and THE BUSINESS against all costs (including, but without limitation, party and party costs and costs as between an attorney and his own client) which may be incurred as a consequence of such proceedings; if so required by the PURCHASER, the SELLER and/or MCKENZIE shall provide the PURCHASER with a guarantee or letter of undertaking in a form acceptable to the PURCHASER providing for the due payment of all such costs.

21.      SURETYSHIP

         21.1 MCKENZIE hereby binds himself in favour of the PURCHASER as surety for and co-principal debtor in solidum with the SELLER for the due and punctual performance by the SELLER of all the SELLER'S obligations and the discharge of any of the SELLER'S liability to the PURCHASER pursuant to this agreement. This suretyship shall remain of full force and effect and binding on MCKENZIE notwithstanding :-

                  21.1.1 any amendment of this agreement and/or any other agreement for the time being in existence between the parties;

                  21.1.2 any indulgence, concession, leniency or extension of time which may be shown or given by the PURCHASER to the SELLER;

                  21.1.3 the receipt by the PURCHASER of any dividends or other benefits in any liquidation, judicial management or other similar disability of the SELLER;

                  21.1.4 the termination of MCKENZIE'S employment with the PURCHASER for any reason whatsoever;

         21.2 MCKENZIE hereby renounces the benefits of the legal exceptions NON NUMERATAE PECUNIAE, NON CAUSA DEBITI, ERRORI CALCULI, DE DUOBUS VEL PLURIBUS RES DEBENDI, excussion and division, no value received and revision of accounts, with the meaning and effect all of which he declares himself to be fully acquainted.

22.      CONFIDENTIALITY

         Each of THE PARTIES shall at all times use its best endeavours to keep confidential (and to ensure that its employees and agents shall keep confidential) any confidential information which it has acquired or may acquire in relation to this agreement, save for any information :-

         22.1 which is publicly available or becomes publicly available through no act or default of such party; or

         22.2 which was in the possession of such party prior to its disclosure in terms of THIS AGREEMENT otherwise than as a result of any breach by any party of any obligation of confidentiality owed to any of the other parties, whether pursuant to THIS AGREEMENT or otherwise; or

         22.3     which is  disclosed to such party by a third party who did not
                  acquire   the    information    under   any    obligation   of
                  confidentiality; or

         22.4 which is independently acquired by such party as a result of work carried out by a person to whom no disclosure of such information has been made;

         and shall not use or disclose such information except with the consent of the other parties or in accordance with an order of court of competent jurisdiction or in order to comply with any law or regulation by which the party concerned is bound.

23.      SUPPORT

         THE PARTIES undertake that they will forthwith upon request do all such things and sign all such documents as may be necessary to give effect to the terms of THIS AGREEMENT and all transactions arising therefrom.

24.      RESTRICTION ON ASSIGNMENT

         No party shall be entitled to cede any of its rights or assign any of its obligations in terms of THIS AGREEMENT without the written consent of all the other parties to THIS AGREEMENT.

25.      DIVISIBILITY

         Notwithstanding the manner in which the clauses of this AGREEMENT have been grouped together or linked, each of them constitutes a separate and independent clause, severable from each of the other clauses in regard to all aspects thereof. Accordingly, should one or more of the clauses be declared unenforceable, the remaining clauses shall continue to be and remain of full force and effect. For the purposes of this AGREEMENT the term "CLAUSE" shall mean and include all sub-clauses of this AGREEMENT.

26.      BREACH

         26.1 Should a party ("THE DEFAULTING PARTY") commit a breach of any of the conditions of THIS AGREEMENT and fail to remedy such breach after having received 10 (ten) days written notice thereto from the other party ("THE NON-DEFAULTING PARTY"), the following provisions shall apply :-

                  26.1.1 if the breach by the defaulting party is a material breach of the provisions of THIS AGREEMENT, the non-defaulting party shall be entitled to cancel THIS AGREEMENT without prejudice to any other claim which the non-defaulting party might in law have against the defaulting party;

                  26.1.2 if the breach is not a material breach of the provisions of THIS AGREEMENT, the non-defaulting party shall be entitled to any remedy available in law to the non-defaulting party;

27.      DOMICILIA AND NOTICES

         27.1 Any notices to be given to THE PARTIES in terms of THIS AGREEMENT shall be in writing an delivered by hand during normal business hours or posted by pre-paid registered post during normal business hours or dispatched by telefacsimile to the addresses mentioned hereunder, which respective addresses THE PARTIES choose as their domicilia citandi et executandi for the delivery or service of all notices, communications or legal processes arising out of THIS AGREEMENT :

                  27.1.1   THE  PURCHASER:    St Peter Square Off Witkoppen Road
                                              Kleve  Hill  Park   Rivonia  South
                                              Africa FAX: (011) 467-0467

                  27.1.2   THE SELLER:        c/o  Edelstein - Bosman Inc. 2nd
                                              Floor - Charter House
                                              179 Bosman Street
                                              PRETORIA
                                              FAX: (012) 452-8902

                  27.1.3   MCKENZIE:          c/o Edelstein - Bosman Inc.
                                              2nd Floor - Charter House
                                              179 Bosman Street
                                              PRETORIA
                                              FAX: (012) 452-8902

                  or such other addresses in the Republic of South Africa as any party may choose by written notice to the others from time to time.

         27.2 Every notice shall be deemed to have been properly given, in the absence of proof to the contrary :-

                  27.2.1   if delivered by hand, on the date of delivery;

                  27.2.2 if sent by pre-paid registered post, 10 (ten) days after the date on which the notice is posted;

                  27.2.3 if sent to a party at its telefax number, on the date of transmission where it is transmitted during normal business hours of the receiving instrument, and on the next business day where it is transmitted outside those business hours, in either event provided that it has been confirmed by registered letter posted no later than the business day immediately following the date of transmission.

         27.3 Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by any party from any other shall be an adequate written notice or communication to such receiving party notwithstanding that it was not sent to or delivered at that party's chosen domicilium citandi et executandi.

28.      DISPUTE RESOLUTION

         28.1 Should any dispute or difference arise between the PARTIES in relation to the implementation, execution, termination or interpretation of this AGREEMENT, or any aspect or issue pursuant to this AGREEMENT or for any other reason whatsoever which difference or dispute cannot be resolved amicably between the PARTIES such dispute or difference shall be referred to mediation on an informal basis by a facilitator appointed by the Chairman for the time being of the Arbitration Foundation of South Africa ("AFSA").

         28.2 The facilitator shall attend to assist the parties in arriving at a settlement and, if no settlement is reached, the facilitator shall submit to the PARTIES a settlement proposal which he considers to be equitable to both parties and efforts to reach a settlement shall continue until a settlement is reached or one of the parties withdraws from the mediation process or the facilitator concludes and informs the PARTIES that further efforts will be to no avail.

         28.3 In the event of a settlement being reached, the facilitator shall draft a written settlement agreement incorporating all the settlement terms and, if acceptable to the parties, shall have the same formally signed by or on behalf of the parties.

         28.4 Should any difference or dispute between the parties as envisaged in clause 28.1 prove incapable of being resolved by mediation such difference or dispute shall then be referred to, dealt with and adjudicated upon by way of arbitration under the auspices of AFSA and subject to and in terms of AFSA's rules and regulations of and for arbitration.

29.      GENERAL

         29.1 No alteration, cancellation, variation of, or addition hereto shall be of any force or effect unless reduced to writing and signed by the parties to this agreement or their duly authorised representatives.

         29.2 Subject to clause 29.1 above, this document together with annexures and schedules contains the entire agreement between the parties and neither party shall be bound by any undertakings, representations or warranties not recorded herein.

         29.3 No indulgence, leniency or extension of time which any party ("THE GRANTOR) may grant or show to the other, shall in any way prejudice THE GRANTOR or preclude THE GRANTOR from exercising any of its rights in the future.

         29.4 THIS AGREEMENT shall be subject to and be interpreted in accordance with the Law of the Republic of South Africa and the PARTIES agree to the jurisdiction of the High Court of South Africa with regard to any dispute arising from or in consequence of THIS AGREEMENT.

         29.5 It is agreed and recorded that the PURCHASER shall not assume any duty or obligation which the SELLER may have in respect of the rental of the PREMISES. The PURCHASER shall rent the PREMISES from the landlord on a month to month basis and subject to one month's reciprocal written notice at the vat inclusive rental of R_____________.

30.      COSTS

         Each party shall bear its own costs in connection with the negotiation, drafting, settlement and signature of THIS AGREEMENT.

31.      LAW AND JURISDICTION

         THIS AGREEMENT shall be subject to and be interpreted in accordance with the Law of the Republic of South Africa and the PARTIES agree to the jurisdiction of the High Court of South Africa, Witwatersrand Local Division.

32.      INTERPRETATION

         32.1     In this agreement, unless the context requires otherwise -

                  32.1.1 words importing any one gender shall include the other two genders;

                  32.1.2   the singular shall include the plural and vice versa;

                  32.1.3   a reference to natural  persons shall include created
                           entities   (corporate  or  unincorporated)  and  vice
                           versa.

         32.2 In this agreement, the headings have been inserted for convenience only and shall not be used for nor assist or affect its interpretation.

SIGNED at JOHANNESBURG this the 7TH day of JUNE 2004 in the presence of the undersigned witnesses:

AS WITNESSES:

1.                                        EUGENE NYSSCHEN
                                          --------------------------------------
                                          for and on behalf of THE PURCHASER
2.

SIGNED at JOHANNESBURG this the 3RD day of JUNE 2004 in the presence of the undersigned witnesses:

AS WITNESSES:

1.                                        WILLIAM BRIAN MCKENZIE
                                          --------------------------------------
                                          for and on behalf of THE SELLER
2.

SIGNED at JOHANNESBURG this the 3RD day of JUNE 2004 in the presence of the undersigned witnesses:

AS WITNESSES:

1.                                        WILLIAM BRIAN MCKENZIE
                                          --------------------------------------
                                          WILLIAM BRIAN MCKENZIE

2.